UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2013

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2013, RPM International Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company of $200 million aggregate principal amount of 2.25% Convertible Senior Notes due 2020 (the “Firm Notes”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase an additional $5 million aggregate principal amount of 2.25% Convertible Senior Notes due 2020 (the “Option Notes” and, together with the Firm Notes, the “Notes”). The Underwriters exercised their option to purchase an additional $5 million principal amount of the Notes. The sale of the total $205 million aggregate principal amount of the Notes is expected to close on December 9, 2013. The Notes will have a yield to maturity of 2.25%.

The expected net proceeds will be approximately $200.9 million after deducting the underwriting discount, but before deducting expenses related to the offering. The Company intends to use the net proceeds from the offering of the Notes to repay, redeem or refinance $200 million in principal amount of unsecured senior notes due December 15, 2013, which bear interest at 6.25%, together with accrued and unpaid interest thereon. Pending such use, the Company will use the net proceeds from the sale of the Notes to invest in high-quality short-term investments.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 9, 2013, among the Company and Wells Fargo Securities, LLC and Goldman, Sachs & Co., as representatives of the Underwriters.

5.1	Opinion of Calfee, Halter & Griswold LLP

5.2	Opinion of Harter Secrest & Emery LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date December 9, 2013

/s/ Edward W. Moore
Edward W. Moore
Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 9, 2013, among the Company and Wells Fargo Securities, LLC and Goldman, Sachs & Co., as representatives of the Underwriters.

5.1	Opinion of Calfee, Halter & Griswold LLP

5.2	Opinion of Harter Secrest & Emery LLP

12.1	Computation of Ratio of Earnings to Fixed Charges